As filed with the Securities and Exchange Commission on February 24, 2016

Registration No. 333-202211

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ULTRA CLEAN HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware		61-1430858
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
26462 Corporate Avenue Hayward, CA 94545 (510) 576-4400
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

James P. Scholhamer Chief Executive Officer Ultra Clean Holdings, Inc. 26462 Corporate Avenue Hayward, CA 94545 (510) 576-4600
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Alan F. Denenberg, Esq. Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025 (650) 752-2004

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the Registration Statement No. 333-202211 on Form S-3 filed by Ultra Clean Holdings, Inc., a Delaware corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) on February 20, 2015 (the “Registration Statement”), registering 1,437,500 shares of the Company’s common stock for resale, from time to time, by the selling shareholder identified in the Registration Statement. The Registration Statement was declared effective by the SEC on March 4, 2015.

The Company has no further obligation to maintain effectiveness of the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement to remove by means of a post-effective amendment any securities that remain unsold at the termination of the offering, this Post-Effective Amendment No. 1 is being filed to terminate the effectiveness of the Registration Statement and to remove from registration all securities registered but not sold under the Registration Statement. As a result of this deregistration, no securities remain registered for resale pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on this 24th day of February, 2016.

ULTRA CLEAN HOLDINGS, INC.

By:	/s/ James P. Scholhamer
James P. Scholhamer
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James P. Scholhamer	Chief Executive Officer	February 24, 2016
James P. Scholhamer	and Director (Principal Executive Officer)

/s/ Kevin C. Eichler	President, Chief Financial Officer	February 24, 2016
Kevin C. Eichler	and Secretary (Principal Financial Officer)

/s/ Sheri Brumm	Senior Vice President of Finance	February 24, 2016
Sheri Brumm	and Chief Accounting Officer (Principal Accounting Officer)

*	Director	February 24, 2016
Clarence L. Granger

*	Director	February 24, 2016
David T. ibnAle

*	Director	February 24, 2016
Leonid Mezhvinsky

*	Director	February 24, 2016
Emily Maddox Liggett

Director
Thomas T. Edman

Director
Barbara V. Scherer

*BY:	/s/ Kevin C. Eichler
Kevin C. Eichler
Attorney-in-fact